UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 6, 2011, the Company was served notice of a stockholder class action lawsuit filed on December 28, 2010 in the U.S. District Court for the Central District of California against the Company, Xiqun Yu, the Company’s Chief Executive Officer, Susan Liu, the Company’s ex-Chief Financial Officer and Zibing Pan, the Company’s Chief Financial Officer.

The complaint in the lawsuit, Walter C. Clemens, Jr. v. China Education Alliance, Inc., Xiqun Yu, Susan liu and Zibing Pan, CV10-09987JFW(AGRX) alleges, among other claims, that the Company made false and/or misleading statements, as well as failed to disclose material adverse facts about the Company’s business, operations, and prospects. The complaint seeks, among other relief, compensatory damages in favor of plaintiff and the other class members against all defendants, jointly and severally, for all damages sustained as a result of defendants’ wrongdoing, in an amount to be proven at trial including interest thereon, pre-judgment and post-judgment interest, as well as reasonable attorneys’ fees, expert fees and other costs, rescissionary damages and such other equitable, injunctive or other relief as the court may deem just and proper.  Mr. Clemens purports to sue on his own behalf and on behalf of a class consisting of the Company’s stockholders (other than the defendants and their affiliates).  The Company believes that the complaint has no merit and  intends to vigorously defend the lawsuit.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: January 14, 2011	By:	/s/ Zibing Pan
	Name:	Zibing Pan
	Title:	Chief Financial Officer